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Exhibit 99.(a)(1)(iii)*

THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY
To Deposit
Common Shares of
Atlantic Power Corporation
Pursuant to the Offer to Purchase
Dated March 25, 2020

        THE OFFER WILL BE OPEN FOR ACCEPTANCE COMMENCING ON MARCH 25, 2020 UNTIL 5:00 P.M. (TORONTO TIME) ON APRIL 30, 2020 UNLESS EXTENDED, VARIED OR WITHDRAWN BY THE COMPANY (THE "EXPIRATION DATE")

        As set forth in the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery hereto must be used to deposit common shares (together with the purchase rights associated with such common shares, the "Shares") of Atlantic Power Corporation ("Atlantic Power" or the "Company") pursuant to the Offer (as defined below) if certificates for these Shares are not immediately available or time will not permit all documents required by the Letter of Transmittal (as defined below) to reach Computershare Trust Company of Canada, as depositary (the "Depositary") by the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be hand delivered, couriered, mailed or transmitted by e-mail to the office of the Depositary set forth below. See Section 5 of the Offer to Purchase.

TO:	Atlantic Power Corporation
AND TO:	Computershare Trust Company of Canada

By Regular Mail: Computershare Trust Company of Canada P.O. Box 7021 31 Adelaide Street East Toronto, Ontario M5C 3H2 Attention: Corporate Actions	By Hand, Courier or Registered Mail: Computershare Trust Company of Canada 100 University Avenue 8th Floor Toronto, Ontario M5J 2Y1 Attention: Corporate Actions

By E-Mail Transmission:
Email: depositoryparticipant@computershare.com
 COMPUTERSHARE TRUST COMPANY OF CANADA
North American Toll Free: 1-800-564-6253
 Overseas: 1-514-982-7555
 Email: corporateactions@computershare.com

        Delivery of this Notice of Guaranteed Delivery to any address or transmission of instructions via e-mail other than as set forth above does not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase), such signature must appear on the applicable space on the Letter of Transmittal.

        The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used and not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer that accompanies this Notice of Guaranteed Delivery.

        The undersigned hereby deposits to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 25, 2020 (the "Offer to Purchase"), the accompanying issuer bid circular (the "Circular") included therein, the related letter of transmittal (the "Letter of Transmittal") and this notice of guaranteed delivery (the "Notice of Guaranteed Delivery") (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase under "Procedure for Depositing Common Shares". The undersigned agrees that the deposit information specified in this Notice of Guaranteed Delivery will, in all circumstances, take precedence over the deposit information that is specified in the related Letter of Transmittal that is subsequently deposited.

NAME(S) OF REGISTERED OWNER(S) (Please Fill in Exactly as Name(s) Appear(s) on Share Certificate(s) or Direct Registration System ("DRS") Advice(s)

CONTACT INFORMATION OF REGISTERED OWNER(S)

Signature(s) of Registered Owner(s)

Email Address	Address(es)

Date	Postal Code or Zip Code

Daytime Telephone Number

Certificate Number(s)—If Available Shares:	Number of Shares or represented by Certificate(s) or held by DRS	Name of Shareholder (please print)

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM

        The Eligible Institution which completes this Notice of Guaranteed Delivery must send the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 GUARANTEE
(Not to be used for signature guarantees)

        The undersigned, a Canadian Schedule I chartered bank, a commercial bank or trust company in the United States, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (each such entity, an "Eligible Institution") guarantees to deliver to the Depositary, at its address set forth above, the certificate(s) representing the Shares deposited hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed photocopy thereof) and any other required documents, on or before 5:00 p.m., Toronto time, on or before the second Trading Day after the Expiration Date. As used herein, a "Trading Day" means a day on which trading occurs on the Toronto Stock Exchange.

Name of Firm	Authorized Signature

Address of Firm	Name

(Please type or print)
Title

	Dated	, 2018

Postal Code or Zip Code

Area Code and Tel. No.

BOX A TYPE OF TENDER

Check only one box. If more than one box is checked or if no box is checked, all Shares identified above will be deemed to have been deposited pursuant to the Purchase Price Tender. Shares are being deposited hereby pursuant to:

☐	An Auction Tender (Please complete Box B)	☐	A Purchase Price Tender (Please complete Box C)

BOX B AUCTION TENDER PRICE (IN UNITED STATES DOLLARS) PER SHARE AT WHICH SHARES ARE BEING DEPOSITED

This box MUST be completed if Shares are being deposited pursuant to an Auction Tender.
Check the appropriate box to indicate the Auction Tender price.
Check only one box. If more than one box is checked or if no box is checked, all Shares identified above will be deemed to have been deposited pursuant to the Purchase Price Tender.
If portions of shareholdings are being deposited at different prices, use a separate Letter of Transmittal for each price specified. See Instruction 5 of the Letter of Transmittal.

☐	US$1.95	☐	US$2.00	☐	US$2.05	☐	US$2.10	☐	US$2.15	☐	US$2.20

BOX C PURCHASE PRICE TENDER
This box MUST be completed if Shares are being deposited pursuant to a Purchase Price Tender.
The undersigned either (check one):
☐	is the registered holder of the Shares; or
☐	is depositing Shares beneficially owned by the undersigned; or
☐	is a broker, dealer, commercial bank, trust company or other nominee that is depositing, for the beneficial owners thereof, Shares with respect to which it is the owner of record (list attached).

BOX D ODD LOTS
To be completed ONLY if Shares are being deposited by or on behalf of persons beneficially owning an aggregate of fewer than 100 Shares at the Expiration Date.
The undersigned either (check one):
☐ will be the registered owner of an aggregate of fewer than 100 Shares at the Expiration Date, all of which are deposited; or
☐ will be the beneficial owner of an aggregate of fewer than 100 Shares at the Expiration Date, all of which are deposited; or
☐

is a broker, dealer, commercial bank, trust company or other nominee that (i) is depositing, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner will own an aggregate of fewer than 100 Shares at the Expiration Date and is depositing all such Shares.

BOX E CURRENCY ELECTION
☐	Check here if you wish to have your cash entitlement paid in Canadian dollars (C$)

All cash payments will be made in United States dollars, unless Shareholders elect to use the Depositary's currency exchange services to convert their payment into, and have such payment made, in Canadian dollars by checking the box above. If you do not check the above box, your payment will be issued in United States dollars.

Notice: By checking the box above, you acknowledge and agree that (a) the exchange rate for one United States dollar expressed in Canadian dollars will be the rate available from the Depositary, in its capacity as foreign exchange service provider, on the date on which the funds are converted, which rate will be based on the prevailing market rate on such date, and (b) the risk of any fluctuations in such rate, including risks relating to the particular date and time at which funds are converted, will be solely borne by the Shareholder. The Depositary will act as principal in such currency conversion transactions. If you wish to receive your payment in Canadian dollars, your certificate(s) and this validly-completed and duly-signed Letter of Transmittal must be delivered to the Depositary.

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  Exhibit 99.(a)(1)(iii)
THIS IS NOT A LETTER OF TRANSMITTAL
DO NOT SEND SHARE CERTIFICATES WITH THIS FORM
GUARANTEE (Not to be used for signature guarantees)